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                                                                Sub-Item 77Q1(e)

                                 AMENDMENT NO. 1
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

      THIS Amendment dated January 23, 2012, amends the Master Investment Advisory Agreement (the "Agreement") dated June 1, 2010, by and between Invesco Van Kampen Trust for Insured Municipals, a Massachusetts business trust (the "Trust"), , and Invesco Advisers, Inc., a Delaware corporation (the "Adviser").

RECITALS

      WHEREAS, the parties agree to amend the Agreement to change the name of Invesco Van Kampen Trust for Insured Municipals to Invesco Van Kampen Trust for Value Municipals;

      NOW THEREFORE, the parties agree as follows:

      1. Appendix A is deleted in its entirety and replaced with the following:

                                   "APPENDIX A

                           COMPENSATION TO THE ADVISER

      The Trust shall pay the Adviser, out of its assets, as full compensation for all services rendered, an advisory fee for the Trust set forth below. Such fee shall be calculated by applying the following annual rates to the average daily managed assets of the Trust for the calendar year.

FUND NAME                                            ADVISORY FEE RATE
---------------------------------------------        -----------------------
Invesco Van Kampen Trust for Value Municipals        .55% on managed assets"

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

                                          INVESCO VAN KAMPEN TRUST FOR VALUE
Attest:                                   MUNICIPALS

/s/ Peter Davidson                        By: /s/ John M. Zerr
------------------------------                ------------------------------
         Assistant Secretary              Name: John M. Zerr
(SEAL)                                    Title: Senior Vice President

Attest:                                   INVESCO ADVISERS, INC.

/s/ Peter Davidson                        By: /s/ Todd l. Spillane
------------------------------                ------------------------------
        Assistant Secretary               Name: Todd L. Spillane
(SEAL)                                    Title: Senior Vice President


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